Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE SEQUENOM, INC. SECURITIES LITIGATION	CASE NO. 09CV0921-LAB (WMc)

This Document Relates To: ALL ACTIONS	ORDER PRELIMINARILY APPROVING SETTLEMENT

WHEREAS, a consolidated class action is pending before this Court, captioned In re Sequenom Inc. Securities Litigation, Master File No. 3:09-cv-00921-LAB-WMC (the “Action”), and

WHEREAS, the Parties have applied to the Court, pursuant to Rule 23 of the Federal Rules of Civil Procedure, for an order approving the settlement of the Action in accordance with the Stipulation of Settlement among the Los Angeles City Employees’ Retirement System (“Lead Plaintiff”) and Sequenom, Inc. (“Sequenom”), Harry Stylli, Paul Hawran, Allan T. Bombard, Charles R. Cantor, Steven Owings, Harry F. Hixson, Jr. and Elizabeth Dragon (collectively, the “Defendants”) dated as of December 24, 2009, (the “Stipulation”) which, together with the Exhibits annexed thereto, set forth the terms and conditions for a proposed settlement of the Action as to the Defendants (the “Settlement”) and for dismissal of the Action with prejudice as to the Defendants;

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WHEREAS, the Stipulation provides for the conditional certification of the Settlement Class solely for purposes of the Settlement;

IT IS HEREBY ORDERED:

1. This Order (the “Preliminary Approval Order”) incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. The Court preliminarily approves the Stipulation, including the releases contained therein, and the Settlement as being fair, reasonable, and adequate to the Settlement Class.

3. Solely for purposes of the Stipulation and the Settlement, the Court now finds and concludes that:

(a) With respect to all Released Claims (1) the Settlement Class Members are so numerous that joinder of all Settlement Class Members in the Action is impracticable; (2) there are questions of law and fact common to the Settlement Class; (3) the claims of the Lead Plaintiff are typical of the claims of the Settlement Class; and (4) the Lead Plaintiff and their counsel have fairly and adequately represented and protected the interests of all Settlement Class Members; and

(b) With respect to all Released Claims (1) the questions of law and fact that are common to the Settlement Class predominate over any individual questions; and (2) a class action is superior to other available methods for the fair and efficient adjudication of this controversy, considering (I) the interests of the Settlement Class Members in individually controlling the prosecution of separate actions, (ii) the extent and nature of any litigation concerning the controversy already commenced by Settlement Class Members, (iii) the desirability or undesirability of concentrating the litigation of these claims in this particular forum, and (iv) the difficulties likely to be encountered in the management of the Action.

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4. Solely for purposes of the Stipulation and the Settlement, the Settlement Class is hereby certified pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure in accordance with the following definition as set forth in the Stipulation: “Settlement Class” or “Settlement Class Members” means all persons or entities who purchased the publicly traded common stock of Sequenom during the Settlement Class Period (from June 4, 2008 through April 29, 2009); excluded from the definition of Settlement Class and Settlement Class Members are Defendants; any parent or subsidiary, present or former director, officer, or subsidiary of Sequenom, any entity in which any excluded person has a controlling interest; and their legal representatives, heirs, successors and assigns, and any immediate family member of a Settling Individual Defendant. Also excluded are those Persons who timely and validly request exclusion from the Settlement Class in accordance with the requirements set forth in the Mailed Notice and Rule 23 of the Federal Rules of Civil Procedure.

5. The Court hereby appoints Kaplan Fox & Kilsheimer LLP as class counsel.

6. The Court hereby appoints the firm Rust Consulting, Inc. as Settlement Administrator to supervise and administer the Notice and claim procedures.

7. The Court approves as to form and content, and for distribution to all potential Settlement Class Members, the Notice of Class Action (“Notice”), substantially in the form of Exhibit 1 attached hereto; for publication, the Summary Notice of Proposed Settlement of Securities Class Action (“Summary Notice”), substantially in the form of Exhibit 2 attached hereto; and a Proof of Claim and Release (“Proof of Claim”), substantially in the form of Exhibit 3 attached hereto.

8. Solely for purposes of the Stipulation and the Settlement, the Lead Plaintiff is hereby certified as the class representative pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure.

9. The date and time of the Final Settlement Approval Hearing shall be added to the Notice and the Summary Notice before they are mailed and published, respectively, in accordance with ¶11, below.

10. The Court finds that the mailing, publication and distribution of the Notice and Summary Notice substantially in the manner and form set forth, constitutes the best notice practicable under the circumstances, including individual notice to all potential Settlement Class Members who can be identified through reasonable effort, and constitutes valid, due and sufficient notice to all Persons entitled thereto, complying fully with the requirements of Rule 23 of the Federal Rules of Civil Procedure and due process.

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11. The Settlement Administrator is empowered to supervise and administer the notice procedure, as set forth below:

(a) Within ten (10) business days from the date of this Order (“Notice Date”), the Settlement Administrator shall mail or cause to be mailed, by first class mail, postage prepaid, copies of the Notice to all potential Settlement Class Members (who can be identified by Lead Counsel with reasonable effort) to each such Settlement Class Member’s last known address; and

(b) Within five (5) business days of the Notice Date, the Settlement Administrator shall cause the Summary Notice to be published once in the national edition of the Wall Street Journal.

Banks, brokerage firms, institutions, and other Persons who are nominees that purchased Sequenom Common Stock for the beneficial interest of other Persons during the Settlement Class Period shall, within ten (10) calendar days of receiving the Notice (a) send the Notice to all such beneficial owners, or (b) send a list of the names and addresses of such beneficial owners to the Settlement Administrator, in which event the Settlement Administrator shall promptly mail the Notice to such beneficial owners. The Notice will advise such nominees that their reasonable costs in providing the Notice to such beneficial owners will be reimbursed by Lead Counsel from the Gross Settlement Fund.

12. At or prior to the Final Settlement Approval Hearing (as defined below), Lead Counsel shall file with the Court and serve on counsel for the Defendants proof by declaration or affidavit of the mailing and publication described in ¶11, above.

13. Potential Settlement Class Members who wish to exclude themselves from the Settlement Class must do so within forty-five calendar (45) days of the Notice Date in accordance with the instructions contained in the Notice.

14. The date for filing objections to the Settlement is 20 calendar days prior to the Final Settlement Approval Hearing.

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15. Unless otherwise ordered by the Court, all Persons who fall within the definition of the Settlement Class and who do not timely and validly request to be excluded from the Settlement Class in accordance with the instructions set forth in the Notice shall be subject to and bound by the provisions of the Stipulation, the releases contained therein, and the Final Judgment with respect to all Released Claims, regardless of whether such Persons seek or obtain by any means, including, without limitation, by submitting a Proof of Claim and Release or any similar document, any distribution from the Gross Settlement Fund or the Net Settlement Fund.

16. For a claim to be considered timely, Potential Settlement Class Members must submit a valid claim form to the Settlement Administrator within ninety calendar (90) days of the Notice Date in accordance with the instruction in the Notice and the Proof of Claim.

17. A hearing (the “Final Settlement Approval Hearing”) shall be held on May 3, 2010 at 11:15, a.m., before the Honorable Larry A. Burns, United States District Judge, at the United States District Court for the Southern District of California, 940 Front Street, San Diego, CA 92101-8900, to (a) determine whether the proposed Settlement as set forth in the Stipulation is fair, just, reasonable and adequate and should be approved by the Court; (b) determine whether an Order of Final Judgment and Dismissal, substantially in the form attached hereto as Exhibit 4, should be entered herein; and (c) determine whether Lead Counsel’s application for an award of attorneys’ fees and reimbursement of expenses, and reimbursement of expenses for the Class Representative should be approved, (d) determine whether to approve the plan of allocation and (e) consider any other matters that may properly be brought before the Court in connection with the Settlement.

18. All papers in support of the Settlement, Plan of Allocation and Lead Counsel’s Application for Attorneys’ Fees shall be filed at least thirty (30) calendar days prior to the Final Settlement Approval Hearing.

19. Any Settlement Class Member may appear and show cause (if he, she or it has any) why the Court should or should not (a) approve the proposed Settlement as set forth in the Stipulation as fair, reasonable and adequate; (b) enter the Order of Final

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Judgment and Dismissal substantially in the form annexed hereto as Exhibit 4; (c) approve an application by Lead Counsel for an award of attorneys’ fees and reimbursement of expenses; or (d) consider any other matters that may properly be brought before the Court in connection with the Settlement; provided, however that no Person shall be heard with respect to, or shall be entitled to contest, the foregoing matters unless on or before twenty-one (21) calendar days prior to the Final Settlement Approval Hearing, that Person has served by hand or by first class mail notice of his, her or its intention to appear, setting forth each objection and the basis therefore, together with copies of any papers and briefs in support of said objections and proof of membership in the Settlement Class, upon (I) Robert N. Kaplan, Kaplan Fox & Kilsheimer LLP, 850 Third Avenue, 14th Floor, New York, NY 10022 (on behalf of Lead Plaintiff) and (ii) William E. Grauer, Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, CA 92121 (on behalf of all Defendants) and has filed said objections, papers and briefs with the Court. Unless otherwise ordered by the Court, any Settlement Class Member who does not make his, her, or its objection in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the foregoing matters.

20. The Court may adjourn the Final Settlement Approval Hearing from time to time and without further notice to the Settlement Class. The Court reserves the right to approve the Settlement at or after the Final Settlement Approval Hearing with such modifications as may be consented to by the Parties and without further notice to the Settlement Class. The Court further reserves the right to enter the Order of Final Judgment and Dismissal, inter alia, dismissing the Action with prejudice as to the Defendants at or after the Final Settlement Approval Hearing and without further notice to the Settlement Class.

21. Except as otherwise provided in the Stipulation, no Person who is not a Settlement Class Member or counsel for the Lead Plaintiff shall have any rights to any portion of the Gross Settlement Fund.

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22. All reasonable costs and expenses incurred in identifying and providing notice to potential Settlement Class Members and in administering the Gross Settlement Fund shall be paid as set forth in the Stipulation.

23. The Court through the assigned Magistrate Judge retains jurisdiction over all proceedings arising out of or related to the Stipulation and/or the Settlement, if and when it is finally approved.

24. If for any reason the Settlement does not become effective in accordance with the terms of the Stipulation, this Preliminary Approval Order shall be rendered null and void and shall be vacated nunc pro tunc, and the provisions of paragraph XI(F) of the Stipulation shall apply.

25. Pending final determination as to whether the Settlement as set forth in the Stipulation should be approved, no Settlement Class Member shall commence, prosecute, pursue or litigate any Released Claim against any of the Released Parties, whether directly, representatively or in any other capacity, and regardless of whether or not any such Settlement Class Member has appeared in the Action.

IT IS SO ORDERED.

DATED: January 26, 2010

/s/ Larry A. Burns
HONORABLE LARRY ALAN BURNS United States District Judge

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